As filed with the Securities and Exchange Commission on March 27, 2002
                           Registration No. 333-66734

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                          ----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                     to the
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                             FIRST SOUTHERN BANCORP
             (Exact name of registrant as specified in its charter)

                      Georgia                        6021
     (State or other jurisdiction                  (Primary Standard
     of incorporation or organization)    Industrial Classification Code Number)


                                   58-2635782
                      (I.R.S. Employer Identification No.)

            101 B South Zetterower Avenue, Statesboro, Georgia 30458
                                 (912) 489-7600

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                       -----------------------------------

                                 F. Thomas David
                             Chief Executive Officer
                          101 B South Zetterower Avenue
                            Statesboro, Georgia 30458
                                 (912) 489-7600

       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       -----------------------------------

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:



  F. Thomas David, CEO                Neil E. Grayson, Esq.
  First Southern Bancorp.             Nelson Mullins Riley & Scarborough, L.L.P.
  101 B South Zetterower Avenue       999 Peachtree Street, NE
  Statesboro, Georgia 30458           Suite 1400, First Union Plaza
  Phone: (912) 489-7600               Atlanta, Georgia 30309
  Facsimile: (912) 489-9876           Phone: (404) 817-6000
                                      Facsimile: (404) 817-6224


         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         The Registrant's offering was terminated on January 31, 2002. An aggregate of 919,547 shares of Common Stock were issued in the offering. The remaining 80,453 shares of Common Stock are hereby deregistered. One warrant was issued for every two shares purchased by our organizers, for a total of 195,475 warrants registered in the offering. The remaining 299,858 warrants registered in the offering are hereby deregistered.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Statesboro, State of Georgia, on March 27, 2002.

                                      FIRST SOUTHERN BANCORP


                                      By:      /s/ F. Thomas David
                                         ------------------------------------
                                               F. Thomas David
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following in the capacities and on the dates indicated.


         Signature                                   Title

                           *
--------------------------------------------
         Michael R. Anderson                         Director


         /s/  F. Thomas David
---------------------------------------------
         F. Thomas David                             President and Chief
                                                     Executive Officer

                           *
--------------------------------------------
         Charles A. Deal                             Director


                           *
--------------------------------------------
         Charles R. Fennell, Jr.                     Principal Financial and
                                                     Accounting Officer

                           *
--------------------------------------------
         William I. Griffis                          Director


                           *
--------------------------------------------
         Tracy D. Ham                                Director

                    (Signatures continued from previous page)



                           *
--------------------------------------------
         James A. High                               Director

                           *
--------------------------------------------
         W. Pratt Hill, III                          Director

                           *
--------------------------------------------
         Michael R. Kennedy                          Director

                           *
         -----------------------------------
         R. Whitman Lord                             Director

                           *
         -----------------------------------
         Lauara T. Marsh                             Director

                           *
         -----------------------------------
         Jeffrey D. Pope                             Director

                           *
         -----------------------------------
         Ronnie J. Pope                              Director

                           *
         -----------------------------------
         Hudson J. Powell, Sr.                       Director

                           *
         -----------------------------------
         Lamar O. Reddick                            Director

                           *
         -----------------------------------
         Devra P. Walker                             Director

                           *
         -----------------------------------
         L. Anthony Waters, III                      Director


         By:  /s/ F. Thomas David
              ------------------------------
                  * As Attorney-in-Fact              March 27, 2002